Exhibit 99.1

GEX ANNOUNCES 2021 STRATEGIC OUTLOOK AND BUSINESS DEVELOPMENT INITIATIVES

Dallas, TX., Jun. 24, 2021 - GEX Management Inc (OTC Pink: GXXM), a Dallas based management consulting company, today announced its 2021 business outlook and announced strategic initiatives to accelerate sales growth and profitability.

Sri Vanamali, the CEO of GEX said, “Two years ago, the GEX executive management team developed a strategic roadmap to expand into areas of higher margin and growth categories particularly in the areas of IT and Management Consulting as well as identify opportunities to deliver significant cost rationalization benefits across our business lines. We have not only achieved those goals but also exceeded the expectations of our customers and stakeholders despite the unique challenges faced by our industry during the global pandemic.” The success of the strategic roadmap was evidenced by the nearly doubling of year-over-year sales in fiscal year 2020 compared to the prior fiscal year, a 200% increase in Q1 2021 revenue compared to Q1 2020, and a sustained double digit expansion in gross margins in the fiscal year ended 2020 compared to the prior fiscal year period.

In alignment with this successful strategic roadmap, the GEX management team has kick-started the next phase of its strategic path by announcing the following new business development initiatives. The first initiative involves developing a business subsidiary that would focus on white collar professional staffing business opportunities across the United States. Another initiative would involve developing a platform that would allow small businesses & entrepreneurs to gain access to much needed operational and financial capital by accessing the public markets via the GEX platform. A third initiative involves building our compliance consulting practice to complement the management consulting division ; an initiative that would allow GEX to provide a complete end-to-end corporate strategy and compliance consulting solution to our business partners.

“As we look towards the future, we are committed to building a robust and synergistic business model that is primed to succeed in an increasingly complex and challenging global environment. Our organic growth initiatives have seen us place more consultants than ever before as we continue to build the strength of our strategic relationships. I continue to be excited working with our investors, business partners and service providers in building a robust and high growth business platform and look forward to keeping our partners invested in our success as we continue to make tremendous strides via these initiatives”, said Mr. Vanamali.

About GEX Management

GEX Management, Inc. is a Management Consulting company providing high end Strategy and Enterprise Technology Consulting solutions to public and private companies across a variety of industry sectors. http://www.gexmanagement.com

Information on Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, GEX Management, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

SOURCE GEX Management, Inc.

Media Contact:

John Godwin,

Director, Client Relations

Email address: info@gexmanagement.com